EXHIBIT 23.9

                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

         Pursuant to Rule 428 under the Securities Act of 1933, as amended
(the "Act"), I hereby consent to the use of my name and any references to me as a person nominated to become a director of American Residential Services, Inc. ("ARS") in the Prospectus constituting a part of ARS's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission pursuant to the Act.

Dated:6-11-96

                                                           /s/ FRANK N. MENDITCH
                                                         Name: Frank N. Menditch